Exhibit 1.01
Mercury Systems, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2019

This conflict minerals report for the year ended December 31, 2019 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended. The U.S. Securities and Exchange Commission (“SEC”) issued Rule 13p-1 to implement the reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. This report has been prepared based on Rule 13p-1 as further clarified by the SEC guidance issued on April 29, 2014 in response to the decision of the United States Court of Appeals for the District of Columbia Circuit in National Association of Manufacturers, et al. v. SEC, et al., No. 13-5252 (D.C. Cir. April 14, 2014). References in this report to “DRC” are to the Democratic Republic of the Congo and its adjoining countries (Tanzania, Zambia, Republic of Congo, Central African Republic, Angola, Uganda, Rwanda, South Sudan and Burundi). References in this report to “conflict minerals” are to cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which based on regulations from the SEC are limited to tin, tantalum, tungsten, and gold (“3TG”).
Our Products
Mercury Systems, Inc. (collectively with its subsidiaries, “we,” “us,” or “our”) is the leader in making trusted, secure mission-critical technologies profoundly more accessible to aerospace and defense. Our innovative solutions power more than 300 aerospace, commercial aviation, defense, security and intelligence programs, configured and optimized for mission success in some of the most challenging and demanding environments. Headquartered in Andover, Massachusetts, with manufacturing and design facilities around the world, we specialize in engineering, adapting and manufacturing new solutions purpose-built to meet current and emerging high-tech needs. Our products and solutions have been successfully deployed with over 25 different defense prime contractors, a testament to our deep domain expertise and our commitment to Innovation That Matters®.
Our unique capabilities, technology and R&D investment strategy combine to differentiate Mercury in our industry. Our technologies and capabilities include secure embedded processing modules and subsystems, mission computers, secure and rugged rack-mount servers, safety-critical avionics, radio frequency (“RF”) components, multi-function assemblies and subsystems. We maintain our technological edge by investing in critical capabilities and intellectual property (“IP” or “building blocks”) in processing and RF, leveraging open standards and open architectures to quickly adapt those building blocks into solutions for highly data-intensive applications for the sensor processing chain, all the way from the sensor to the network. This can encompass multiple sensor and mission processing functions - including emerging needs in artificial intelligence. We leverage the Company’s building blocks to design, build and manufacture integrated sensor processing subsystems - often including classified application-specific software and IP - for the C4ISR (command, control, communications, computers, intelligence, surveillance and reconnaissance) and electronic warfare markets. These subsystems are deployed by our customers - defense and commercial aerospace companies, defense prime contractors and the U.S. Department of Defense - in a variety of mission-critical applications. An important component of adapting these technologies and IP for these applications is our investment in specialized packaging, ruggedization and cooling to address size, weight and power challenges. These investments, coupled with our domestic design, development, and manufacturing capabilities in mission computing, safety-critical avionics and platform management solutions and RF, microwave and millimeter wave components and subsystems bring significant domain expertise to our customers.
In January 2019, we acquired GECO Avionics, LLC (“GECO”). GECO has over twenty years of experience designing and manufacturing affordable safety-critical avionics and mission computing solutions. In April 2019, we acquired The Athena Group, Inc. (“Athena”), a leading provider of cryptographic and countermeasure IP vital to securing defense computing systems. In April 2019, we acquired Syntonic Microwave LLC (“Syntonic”), a leading provider of advanced synthesizers, wideband phase coherent tuners and microwave converters optimized for signals intelligence and electronic intelligence applications demanding frequency coverage up to 40 GHz with 2 GHz instantaneous bandwidth. In September 2019, we acquired American Panel Corporation (“APC”), a leading innovator in large area display technology for the aerospace and defense market. The operations of GECO, Athena, Syntonic, and APC are included in the scope of this calendar year 2019 conflict minerals report.
During calendar year 2019, we manufactured and sold products as well as provided software and services. Manufacturing operations include manufacturing at our own facilities and by contract manufacturers using our design specifications. We provide products in the fields of radio frequency, analog-to-digital and digital to analog conversion, advanced multi- and many-core sensor processing systems, embedded security, digital storage, and digital radio frequency memory solutions, software defined communications capabilities, and advanced security technologies and capabilities. Examples of our products include: power amplifiers and limiters; switches; oscillators; filters; equalizers; digital and analog converters; chips; MMICs (monolithic microwave integrated circuits); memory and storage devices; embedded processing modules; embedded processing boards; switch fabric boards; high speed input/output boards; digital receiver boards; graphics and video processing and Ethernet and IO (input-output) boards; multi-chip modules; integrated radio frequency and microwave multi-function assemblies; tuners; transceivers; rack-mount servers; display head assemblies; and integrated subsystems that include multiple modules and/or subassemblies. Conflict minerals, as defined by the regulations of the SEC (i.e., tin, tantalum, tungsten, and gold, or 3TG), are essential to the functionality of most electronic devices and their use is extensive in the electronics industry. Examples of the use of conflict minerals in electronics include: tin solders for joining circuits; tantalum in capacitors; tungsten in metal wires, electrodes, and electrical contacts; and gold in electric plating and circuit boards. We performed a review of our products in light of the SEC’s conflict minerals regulations and the vendors supplying the components and materials incorporated into our products. Our products are digital and radio frequency/ microwave subsystems, modules, sub-assemblies and components, incorporating multiple electronic components and connectors. Components and connectors of this type could contain conflict minerals as defined by the SEC, regardless of the country of origin of those minerals.
Our Calendar Year 2019 Reasonable Country of Origin Inquiry and Supply Chain Due Diligence
We do not engage in the extraction, transportation, handling, trading, processing, smelting, refining, or alloying of any conflict minerals and we do not acquire conflict minerals directly from any smelter or refiner, regardless of country of origin. To the extent that conflict minerals may be incorporated into our products, they are acquired through our supply chain in the form of components, connectors, solder, and other materials that we or our contract manufacturers incorporate into our finished products. We designed our conflict minerals reasonable country of origin inquiry and supply chain due diligence around our product manufacturing supply chain. We defined the scope of our conflict minerals inquiry by identifying and contacting the suppliers on our approved vendor list that provide components or other materials that may contain conflict minerals. We rely upon our suppliers to provide information on the origin of the conflict minerals contained in materials supplied to us, including sources of conflict minerals that are supplied to them from sub-tier suppliers. We expect our suppliers to provide us with sourcing information per our conflict minerals policy.
In general, we encountered the following challenges in obtaining responses from our suppliers:

•we are dependent on information received from our direct suppliers to conduct our reasonable country of origin inquiry process;

•we have a varied supplier base with differing levels of resources and sophistication, and many of our suppliers are not themselves subject to Rule 13p-1 of the Securities Exchange Act of 1934, as amended; and

•some suppliers may have been unable to provide a timely response to our inquiries due to the COVID-19 pandemic impacting their operations, including with their employees working from home and an increased workload with their customers conducting supply chain COVID-19 continuity of supply planning.

Our Approved Vendor List
Our supply chain approved vendor list (“AVL”) contained 1,836 third-party vendors from whom we and our contract manufacturers could source materials for the manufacture of our products that may contain conflict minerals. In many cases, for a given component in one of our products, we have multiple vendors as a source for that component and each of those vendors is listed on our AVL. Our procedures for adding a vendor to our AVL include a review of the vendor’s conflict minerals status as part of the approval process.
The vendors on our AVL vary greatly in size and resources, from multi-national, publicly-traded companies that provide electronic components and materials to a wide industry segment down to local, family-owned businesses that provide us with custom fabricated components on a limited run basis.
Our Conflict Minerals Policy Statement and Supplier Outreach
We first adopted our conflict minerals policy statement in 2013 and our current policy statement is posted on our corporate website, www.mrcy.com, under the heading “Who We Are,” then “Corporate Sustainability,” and then “Responsible Sourcing.” Our conflict minerals due diligence process included the development of a conflict minerals policy, establishment of a cross-functional team, communication with suppliers, gathering compliance data, and measuring and internally reporting our due diligence progress during the period. We distributed supplier notices summarizing our conflict minerals policy to all of the suppliers on our AVL.
Since 2013, our conflict minerals due diligence process has included ongoing communication with suppliers, gathering compliance data, and measuring and internally reporting our due diligence progress during the period. For our calendar year 2019 Reasonable Country of Origin Inquiry (“RCOI”), we engaged Source Intelligence to enhance our conflict minerals compliance program.
All 1,836 third-party vendors on our AVL were included in the RCOI performed by Source Intelligence. Prior to being asked to provide conflict minerals data, suppliers were asked a series of questions to determine whether the products they supply to us contain 3TG which is necessary to the functionality or production of our products. This information was used to determine which suppliers were in scope for regulatory purposes and thus asked to provide additional conflict minerals information.

We engaged with Source Intelligence to develop a list of suppliers determined to be in-scope for regulatory purposes based on our influence over the manufacturing process (i.e., meeting the manufacture or contract to manufacture definitions in SEC Rule 13p-1) and potential use of 3TG. Source Intelligence contacted our suppliers to collect information about the presence and sourcing of the 3TG used in the products and components supplied to us. This program utilized the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”). Only CMRT’s version 3.0 or higher were accepted. Suppliers were offered two options to submit the required information, either by uploading the CMRT in MS Excel format or by completing an online survey version of this template directly in the Source Intelligence platform. In certain cases if a supplier was unable to complete the survey on the platform, we or Source Intelligence uploaded the CMRT on their behalf.
Source Intelligence sent an email to suppliers containing a registration and survey request link for the on-line data collection platform. Following the initial introductions to the program and information request, one email reminder was sent to each non-responsive supplier requesting survey completion. In recognition that the information requested can take time to collect and aggregate, suppliers were given a final deadline of April 15, 2020 to provide information about the metal processors present in their supply chains for the calendar 2019 reporting year. Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG smelters or refiners and associated mine countries of origin. Suppliers who had already performed a RCOI through the use of the CMRT were asked to upload this document into the Source Intelligence system or to provide this information in the online survey version. We chose to give our suppliers the ability to share information at a level with which they were most comfortable, i.e. company, product or user-defined, but the declaration scope had to be specified. Suppliers were requested to provide an electronic signature before submitting their data to verify that all answers submitted were accurate to the best of the supplier’s knowledge but the suppliers were not required to provide an electronic signature to submit their data. Source Intelligence evaluated the supplier responses for plausibility, consistency and gaps. If any of the following quality control flags were raised, suppliers were automatically contacted by Source Intelligence on a bi-weekly basis up to three times:
•one or more smelters or refiners were listed for an unused metal;

•smelter or refiner information was not provided for a used metal, or such information provided was not a verified metal processor;

•the supplier answered yes to sourcing from the Democratic Republic of the Congo or adjoining countries, but none of the smelters or refiners listed are known to source from the region;

•the supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers;

•the supplier indicated they have not identified all of the smelters or refiners used for the products included in the declaration scope;

•the supplier indicated they have not provided all applicable smelter or refiner information received; and

•the supplier indicated 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more smelters or refiners listed are not known to be exclusive recyclers.

For supply chains with smelters or refiners that are known or thought to be sourcing from the Democratic Republic of the Congo or adjoining countries, additional investigation is conducted to determine the source and chain-of-custody of the regulated metals. Source Intelligence relies on the following internationally accepted audit standards to determine which smelters or refiners are considered “DRC Conflict Free”: the Responsible Minerals Assurance Process (“RMAP”); the London Bullion Market Association Good Delivery Program (“LBMA”); and the Responsible Jewellery Council Chain-of-Custody Certification (“RJC”). Source Intelligence is an official vendor member of the Responsible Minerals Initiative (“RMI”) to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials.
If the smelter or refiner is not certified by these internationally-recognized schemes, Source Intelligence attempts to contact them to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes they undertake to track the chain-of-custody on the source of their mineral ores. Relevant information reviewed includes: whether the smelter or refiner has a documented, effective and communicated conflict-free policy; an accounting system to support a mass balance of materials processed; and traceability documentation. Source Intelligence also performs internet research to determine whether there are any outside sources of information regarding the smelter or refiners sourcing practices. Source Intelligence attempts up to three contacts to smelters or refiners to gather information on mine country of origin and sourcing practices.
A total of 1,836 suppliers were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process conducted by Source Intelligence. Appendix A contains each unique smelter-metal combination reported to be in our supply chain with additional information from the Source Intelligence smelter database, including metal, smelter name, RMI smelter identification, smelter country, verification status, conflict-free certifications, and certified smelter status.
Third Party Audit
Based on the SEC guidance issued on April 29, 2014 in response to the decision of the United States Court of Appeals for the District of Columbia Circuit in National Association of Manufacturers, et al. v. SEC, et al., No. 13-5252 (D.C. Cir. April 14, 2014), we are not required to obtain an independent private sector audit of the design of our calendar year 2019 due diligence framework or the summary of our due diligence contained in this report.
Measures to Improve Due Diligence
We expect to continue to perform our supply chain due diligence measures with the goal of achieving greater accuracy and transparency into our supply chain by reviewing supplier contracts and their Conflict Minerals policies on an as-needed basis to verify that relevant Conflict Mineral provisions are in place, developing our Conflict Mineral guidelines and procedures as needed, creating further awareness within the organization to promote positive change, and continually identifying areas of improvement.

Appendix A

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Verification Status	Conflict-Free Certifications	Certified Smelter
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan	RMI	LBMA, RMAP	YES
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria	RMI	RJC, RMAP	YES
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan	RMI	RMAP	YES
Gold	8853 S.p.A.	CID002763	Italy	RMI	RMAP	YES
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Mexico	RMI	LBMA, RMAP	YES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation	RMI	LBMA, RMAP	YES
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan	RMI	LBMA, RMAP	YES
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	China	RMI		NO
Gold	Advanced Chemical Company	CID000015	United States	RMI	RMAP	YES
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China	RMI	LBMA, RJC, RMAP	YES
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore	RMI	LBMA, RJC, RMAP	YES
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	China	RMI	RJC, RMAP	YES
Gold	Metalor Technologies S.A.	CID001153	Switzerland	RMI	LBMA, RJC, RMAP	YES
Gold	Metalor USA Refining Corporation	CID001157	United States	RMI	LBMA, RJC, RMAP	YES
Gold	Asahi Refining Canada Ltd.	CID000924	Canada	RMI	LBMA, RMAP	YES
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan	RMI	RMAP	YES
Gold	Geib Refining Corporation	CID002459	United States	RMI	RMAP	YES
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Germany	RMI		NO
Gold	L'Orfebre S.A.	CID002762	Andorra	RMI	RMAP	YES
Gold	Al Etihad Gold Refinery DMCC	CID002560	United Arab Emirates	RMI	RMAP	YES
Gold	Pease & Curren	CID002872	United States	RMI		NO
Gold	SAAMP	CID002761	France	RMI	RJC, RMAP	YES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany	RMI	LBMA, RJC, RMAP	YES
Gold	Tony Goetz NV	CID002587	Belgium	RMI		NO
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	RMI	LBMA, RMAP	YES
Gold	Sudan Gold Refinery	CID002567	Sudan	RMI		NO
Gold	Mitsubishi Materials Corporation	CID001188	Japan	RMI	LBMA, RMAP	YES
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan	RMI	LBMA, RMAP	YES
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India	RMI	LBMA, RMAP	YES
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan	RMI	LBMA, RMAP	YES
Gold	Morris and Watson	CID002282	New Zealand	RMI		NO
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation	RMI	LBMA, RMAP	YES
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil	RMI	LBMA, RMAP	YES
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Turkey	RMI	LBMA, RMAP	YES
Gold	Guangdong Jinding Gold Limited	CID002312	China	RMI		NO
Gold	T.C.A S.p.A	CID002580	Italy	RMI	LBMA, RMAP	YES
Gold	African Gold Refinery	CID003185	Uganda	Source Intelligence		NO
Gold	Argor-Heraeus S.A.	CID000077	Switzerland	RMI	LBMA, RMAP	YES

Gold	Asahi Pretec Corp.	CID000082	Japan	RMI	LBMA, RMAP	YES
Gold	Asaka Riken Co., Ltd.	CID000090	Japan	RMI	RMAP	YES
Gold	Bangalore Refinery	CID002863	India	RMI	RMAP	YES
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan	RMI		NO
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan	RMI	LBMA, RMAP	YES
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey	RMI		NO
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	India	RMI		NO
Gold	Aurubis AG	CID000113	Germany	RMI	LBMA, RMAP	YES
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	China	RMI		NO
Gold	Nihon Material Co., Ltd.	CID001259	Japan	RMI	LBMA, RMAP	YES
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines	RMI	LBMA, RMAP	YES
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China	RMI		NO
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	China	RMI		NO
Gold	DS PRETECH Co., Ltd.	CID003195	Korea, Republic of	RMI	RMAP	YES
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	China	RMI	LBMA, RMAP	YES
Gold	International Precious Metal Refiners	CID002562	United Arab Emirates	RMI		NO
Gold	QG Refining, LLC	CID003324	United States	RMI		NO
Gold	LT Metal Ltd.	CID000689	Korea, Republic of	RMI	RMAP	YES
Gold	Heimerle + Meule GmbH	CID000694	Germany	RMI	LBMA, RMAP	YES
Gold	Planta Recuperadora de Metales SpA	CID002919	Chile	RMI	RMAP	YES
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	China	RMI	LBMA, RJC, RMAP	YES
Gold	Boliden AB	CID000157	Sweden	RMI	LBMA, RMAP	YES
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany	RMI	LBMA, RMAP	YES
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan	RMI	LBMA, RMAP	YES
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	China	RMI		NO
Gold	TOO Tau-Ken-Altyn	CID002615	Kazakhstan	RMI	RMAP	YES
Gold	Torecom	CID001955	Korea, Republic of	RMI	RMAP	YES
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany	RMI	LBMA, RJC, RMAP	YES
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan	RMI	RMAP	YES
Gold	OJSC Novosibirsk Refinery	CID000493	Russian Federation	RMI	LBMA, RMAP	YES
Gold	Caridad	CID000180	Mexico	RMI		NO
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Russian Federation	RMI	LBMA, RMAP	YES
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada	RMI	LBMA, RMAP	YES
Gold	Cendres + Metaux S.A.	CID000189	Switzerland	RMI	RMAP	YES
Gold	Umicore Brasil Ltda.	CID001977	Brazil	RMI	LBMA, RMAP	YES
Gold	Umicore Precious Metals Thailand	CID002314	Thailand	RMI	RJC, RMAP	YES
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium	RMI	LBMA, RMAP	YES
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	China	RMI		NO
Gold	PAMP S.A.	CID001352	Switzerland	RMI	LBMA, RMAP	YES
Gold	United Precious Metal Refining, Inc.	CID001993	United States	RMI	RMAP	YES
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	China	RMI		NO

Gold	HwaSeong CJ CO., LTD.	CID000778	Korea, Republic of	RMI		NO
Gold	Chimet S.p.A.	CID000233	Italy	RMI	LBMA, RMAP	YES
Gold	Valcambi S.A.	CID002003	Switzerland	RMI	LBMA, RJC, RMAP	YES
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China	RMI	LBMA, RMAP	YES
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation	RMI	LBMA, RMAP	YES
Gold	Chugai Mining	CID000264	Japan	RMI	RMAP	YES
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia	RMI	LBMA, RMAP	YES
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Australia	RMI	LBMA, RMAP	YES
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan	RMI	LBMA, RMAP	YES
Gold	Istanbul Gold Refinery	CID000814	Turkey	RMI	LBMA, RMAP	YES
Gold	Italpreziosi	CID002765	Italy	RMI	RJC, RMAP	YES
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany	RMI	RMAP	YES
Gold	JALAN & Company	CID002893	India	RMI		NO
Gold	Japan Mint	CID000823	Japan	RMI	LBMA, RMAP	YES
Gold	CGR Metalloys Pvt Ltd.	CID003382	India	RMI		NO
Gold	Dijllah Gold Refinery FZC	CID003348	United Arab Emirates	RMI		NO
Gold	Gold Coast Refinery	CID003186	Ghana	RMI		NO
Gold	Sovereign Metals	CID003383	India	RMI		NO
Gold	C.I Metales Procesados Industriales SAS	CID003421	Colombia	RMI		NO
Gold	Jiangxi Copper Co., Ltd.	CID000855	China	RMI	LBMA, RMAP	YES
Gold	PX Precinox S.A.	CID001498	Switzerland	RMI	LBMA, RMAP	YES
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China	RMI		NO
Gold	Yamakin Co., Ltd.	CID002100	Japan	RMI	RMAP	YES
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	China	RMI		NO
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	RMI	LBMA, RMAP	YES
Gold	NH Recytech Company	CID003189	Korea, Republic of	RMI		NO
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Japan	RMI	RMAP	YES
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Japan	RMI	RMAP	YES
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic of	RMI	RMAP	YES
Gold	Asahi Refining USA Inc.	CID000920	United States	RMI	LBMA, RMAP	YES
Gold	DODUCO Contacts and Refining GmbH	CID000362	Germany	RMI	RMAP	YES
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan	RMI	RMAP	YES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russian Federation	RMI		NO
Gold	JSC Uralelectromed	CID000929	Russian Federation	RMI	LBMA, RMAP	YES
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan	RMI	LBMA, RMAP	YES
Gold	AU Traders and Refiners	CID002850	South Africa	RMI	RJC, RMAP	YES
Gold	Kaloti Precious Metals	CID002563	United Arab Emirates	RMI		NO
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	China	RMI		NO
Gold	Kazakhmys Smelting LLC	CID000956	Kazakhstan	RMI		NO
Gold	Kazzinc	CID000957	Kazakhstan	RMI	LBMA, RMAP	YES
Gold	Royal Canadian Mint	CID001534	Canada	RMI	LBMA, RMAP	YES

Gold	REMONDIS PMR B.V.	CID002582	Netherlands	RMI	RMAP	YES
Gold	Sai Refinery	CID002853	India	RMI		NO
Gold	Sabin Metal Corp.	CID001546	United States	RMI		NO
Gold	Modeltech Sdn Bhd	CID002857	Malaysia	RMI		NO
Gold	Safimet S.p.A	CID002973	Italy	RMI	RMAP	YES
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Russian Federation	RMI		NO
Gold	SAFINA A.S.	CID002290	Czech Republic	RMI	RMAP - Active	NO
Gold	Kennecott Utah Copper LLC	CID000969	United States	RMI	LBMA, RMAP	YES
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Poland	RMI	RMAP	YES
Gold	Dowa	CID000401	Japan	RMI	RMAP	YES
Gold	Samduck Precious Metals	CID001555	Korea, Republic of	RMI	RMAP	YES
Gold	SAMWON METALS Corp.	CID001562	Korea, Republic of	RMI		NO
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan	RMI	RMAP	YES
Gold	Abington Reldan Metals, LLC	CID002708	United States	RMI		NO
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of	RMI	RMAP	YES
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	China	RMI		NO
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China	RMI	LBMA, RMAP	YES
Gold	SAXONIA Edelmetalle GmbH	CID002777	Germany	RMI	RMAP	YES
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	China	RMI	LBMA, RMAP	YES
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Japan	RMI	RMAP	YES
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Spain	RMI	LBMA, RMAP	YES
Gold	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan	RMI	LBMA, RMAP	YES
Gold	L'azurde Company For Jewelry	CID001032	Saudi Arabia	RMI		NO
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates	RMI	RMAP	YES
Gold	SungEel HiMetal Co., Ltd.	CID002918	Korea, Republic of	RMI	RMAP	YES
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China	RMI		NO
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China	RMI	LBMA, RMAP	YES
Gold	Lingbao Gold Co., Ltd.	CID001056	China	RMI		NO
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	China	RMI		NO
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of	RMI	LBMA, RMAP	YES
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe	RMI		NO
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	China	RMI		NO
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Lithuania	RMI		NO
Gold	Marsam Metals	CID002606	Brazil	RMI	RMAP	YES
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China	RMI	LBMA, RMAP	YES
Gold	Fujairah Gold FZC	CID002584	United Arab Emirates	RMI		NO
Gold	Materion	CID001113	United States	RMI	RMAP	YES
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation	RMI	RMAP	YES
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India	RMI	RMAP	YES
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China	RMI	RMAP	YES
Tantalum	Mineracao Taboca S.A.	CID001175	Brazil	RMI	RMAP	YES

Tantalum	Global Advanced Metals Aizu	CID002558	Japan	RMI	RMAP	YES
Tantalum	Global Advanced Metals Boyertown	CID002557	United States	RMI	RMAP	YES
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan	RMI	RMAP	YES
Tantalum	NPM Silmet AS	CID001200	Estonia	RMI	RMAP	YES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	China	RMI	RMAP	YES
Tantalum	Asaka Riken Co., Ltd.	CID000092	Japan	RMI	RMAP	YES
Tantalum	H.C. Starck Co., Ltd.	CID002544	Thailand	RMI	RMAP	YES
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	Germany	RMI	RMAP	YES
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Germany	RMI	RMAP	YES
Tantalum	H.C. Starck Inc.	CID002548	United States	RMI	RMAP	YES
Tantalum	H.C. Starck Ltd.	CID002549	Japan	RMI	RMAP	YES
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Germany	RMI	RMAP	YES
Tantalum	Telex Metals	CID001891	United States	RMI	RMAP	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	RMI	RMAP	YES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China	RMI	RMAP	YES
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	RMI	RMAP	YES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China	RMI	RMAP	YES
Tantalum	PRG Dooel	CID002847	Macedonia, The Former Yugoslav Republic Of	RMI	RMAP	YES
Tantalum	CP Metals Inc.	CID003402	United States	RMI	RMAP - Active	NO
Tantalum	D Block Metals, LLC	CID002504	United States	RMI	RMAP	YES
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China	RMI	RMAP	YES
Tantalum	QuantumClean	CID001508	United States	RMI	RMAP	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	RMI	RMAP	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China	RMI	RMAP	YES
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	RMI	RMAP	YES
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Brazil	RMI	RMAP	YES
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	China	RMI	RMAP	YES
Tantalum	KEMET Blue Metals	CID002539	Mexico	RMI	RMAP	YES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China	RMI	RMAP	YES
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan	RMI	RMAP	YES
Tantalum	Exotech Inc.	CID000456	United States	RMI	RMAP	YES
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	RMI	RMAP	YES
Tantalum	LSM Brasil S.A.	CID001076	Brazil	RMI	RMAP	YES
Tantalum	FIR Metals & Resource Ltd.	CID002505	China	RMI	RMAP	YES
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil	RMI	RMAP	YES
Tin	Soft Metais Ltda.	CID001758	Brazil	RMI	RMAP	YES
Tin	Metallic Resources, Inc.	CID001142	United States	RMI	RMAP	YES
Tin	Metallo Belgium N.V.	CID002773	Belgium	RMI	RMAP	YES
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China	RMI	RMAP	YES
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	China	RMI	RMAP	YES
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	China	RMI	RMAP	YES

Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China	RMI	RMAP	YES
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China	RMI	RMAP	YES
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China	RMI	RMAP	YES
Tin	Mineracao Taboca S.A.	CID001173	Brazil	RMI	RMAP	YES
Tin	Minsur	CID001182	Peru	RMI	RMAP	YES
Tin	Alpha	CID000292	United States	RMI	RMAP	YES
Tin	Mitsubishi Materials Corporation	CID001191	Japan	RMI	RMAP	YES
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Viet Nam	RMI		NO
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China	RMI	RMAP	YES
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	China	RMI	RMAP	YES
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam	RMI		NO
Tin	Thaisarco	CID001898	Thailand	RMI	RMAP	YES
Tin	Pongpipat Company Limited	CID003208	Myanmar	Source Intelligence		NO
Tin	Tin Technology & Refining	CID003325	United States	RMI	RMAP	YES
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	China	RMI		NO
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand	RMI	RMAP	YES
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines	RMI	RMAP	YES
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Viet Nam	RMI		NO
Tin	Operaciones Metalurgicas S.A.	CID001337	Bolivia	RMI	RMAP	YES
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	China	RMI	RMAP	YES
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	Viet Nam	RMI	RMAP	YES
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	China	RMI	RMAP	YES
Tin	China Tin Group Co., Ltd.	CID001070	China	RMI	RMAP	YES
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia	RMI	RMAP	YES
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia	RMI	RMAP	YES
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil	RMI	RMAP	YES
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	China	RMI	RMAP	YES
Tin	PT Mitra Stania Prima	CID001453	Indonesia	RMI	RMAP	YES
Tin	PT Refined Bangka Tin	CID001460	Indonesia	RMI	RMAP	YES
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	China	RMI		NO
Tin	Precious Minerals and Smelting Limited	CID003409	India	RMI	RMAP - Active	NO
Tin	Luna Smelter, Ltd.	CID003387	Rwanda	RMI	RMAP	YES
Tin	PT Timah Tbk Mentok	CID001482	Indonesia	RMI	RMAP	YES
Tin	PT Timah Tbk Kundur	CID001477	Indonesia	RMI	RMAP	YES
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	China	RMI	RMAP	YES
Tin	Resind Industria e Comercio Ltda.	CID002706	Brazil	RMI	RMAP	YES
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China	RMI	RMAP	YES
Tin	Yunnan Tin Company Limited	CID002180	China	RMI	RMAP	YES
Tin	Rui Da Hung	CID001539	Taiwan	RMI	RMAP	YES
Tin	Modeltech Sdn Bhd	CID002858	Malaysia	RMI		NO
Tin	Dowa	CID000402	Japan	RMI	RMAP	YES

Tin	PT Menara Cipta Mulia	CID002835	Indonesia	RMI	RMAP	YES
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Viet Nam	RMI		NO
Tin	Super Ligas	CID002756	Brazil	RMI		NO
Tin	Metallo Spain S.L.U.	CID002774	Spain	RMI	RMAP	YES
Tin	EM Vinto	CID000438	Bolivia	RMI	RMAP	YES
Tin	Estanho de Rondonia S.A.	CID000448	Brazil	RMI		NO
Tin	Fenix Metals	CID000468	Poland	RMI	RMAP	YES
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil	RMI	RMAP	YES
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China	RMI	RMAP	YES
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia	RMI	RMAP	YES
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	China	RMI	RMAP	YES
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan	RMI	RMAP	YES
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	China	RMI	RMAP	YES
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China	RMI	RMAP	YES
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	RMI	RMAP	YES
Tungsten	ACL Metais Eireli	CID002833	Brazil	RMI	RMAP	YES
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China	RMI	RMAP	YES
Tungsten	Moliren Ltd.	CID002845	Russian Federation	RMI	RMAP	YES
Tungsten	Woltech Korea Co., Ltd.	CID002843	Korea, Republic of	RMI	RMAP	YES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	China	RMI	RMAP	YES
Tungsten	Global Tungsten & Powders Corp.	CID000568	United States	RMI	RMAP	YES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China	RMI	RMAP	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam	RMI	RMAP	YES
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany	RMI	RMAP	YES
Tungsten	Niagara Refining LLC	CID002589	United States	RMI	RMAP	YES
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	Germany	RMI	RMAP	YES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Viet Nam	RMI	RMAP	YES
Tungsten	KGETS CO., LTD.	CID003388	Korea, Republic of	RMI	RMAP	YES
Tungsten	Masan Tungsten Chemical LLC (MTC)	CID002543	Viet Nam	RMI	RMAP	YES
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China	RMI	RMAP	YES
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	China	RMI	RMAP	YES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China	RMI	RMAP	YES
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China	RMI	RMAP	YES
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation	RMI	RMAP	YES
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	RMI	RMAP	YES
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	China	RMI		NO
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182	China	RMI	RMAP	YES
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan	RMI	RMAP	YES
Tungsten	China Molybdenum Co., Ltd.	CID002641	China	RMI		NO
Tungsten	CP Metals Inc.	CID003448	United States	RMI	RMAP - Active	NO
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	China	RMI	RMAP	YES

Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Austria	RMI	RMAP	YES
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	Russian Federation	RMI	RMAP - Active	NO
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Taiwan	RMI	RMAP	YES
Tungsten	GEM Co., Ltd.	CID003417	China	RMI		NO
Tungsten	NPP Tyazhmetprom LLC	CID003416	Russian Federation	RMI		NO
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China	RMI	RMAP	YES
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CID002647	China	RMI	RMAP - Active	NO
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China	RMI	RMAP	YES
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	RMI	RMAP	YES
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China	RMI	RMAP	YES
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	China	RMI		NO
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	China	RMI	RMAP	YES
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China	RMI	RMAP	YES
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	RMI	RMAP	YES
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China	RMI	RMAP	YES
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Brazil	RMI	RMAP - Active	NO
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines	RMI	RMAP	YES
Tungsten	Kennametal Fallon	CID000966	United States	RMI	RMAP	YES
Tungsten	Kennametal Huntsville	CID000105	United States	RMI	RMAP	YES
Tungsten	Unecha Refractory Metals Plant	CID002724	Russian Federation	RMI	RMAP	YES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China	RMI	RMAP	YES